    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1997
                                                         REGISTRATION NO._______
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                            UNITED DENTAL CARE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       14755 PRESTON ROAD, SUITE 300                  75-2309712
(State or other jurisdiction of               DALLAS, TEXAS 75240                    (I.R.S. Employer
incorporation or organization)     (Address of principal executive offices)         Identification No.)


                 UNITED DENTAL CARE, INC. AMENDED AND RESTATED
                      1989 KEY EMPLOYEE STOCK OPTION PLAN

          UNITED DENTAL CARE, INC. 1995 STOCK OPTION PLAN, AS AMENDED
                           (Full title of the plans)

                                  MARK E. PAPE
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            UNITED DENTAL CARE, INC.
                         14755 PRESTON ROAD, SUITE 300
                              DALLAS, TEXAS 75240
                                 (972) 458-7474
           (Name, address and telephone number of agent for service)

                                   COPIES TO:
                          STRASBURGER & PRICE, L.L.P.
                          901 MAIN STREET, SUITE 4300
                              DALLAS, TEXAS 75202
                                 (214) 651-4300
                         ATTN: DAVID K. MEYERCORD, ESQ.

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                   Proposed        Proposed maximum    Amount of
                                              Amount to be          maximum           aggregate       registration
           Title of securities to be         registered (1)     offering price      offering price        fee
                   registered                                    per share (2)          (1)(2)
-------------------------------------------------------------------------------------------------------------------
       Common Stock, $.10 par value        1,022,000 shares        $25.3352          $25,892,574       $7,846.24
===================================================================================================================

(1) This Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the antidilution adjustment provisions of the plans.

(2) Estimated solely for purposes of computing the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The offering price and registration fee calculations are based on
     (i) the weighted average option price per share for 617,000 shares subject to options outstanding under the plans and (ii) the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on January 14, 1997, for an aggregate of 405,000 shares reserved for options that may be granted under the 1995 Stock Option Plan.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of filing of such documents with the Securities and Exchange Commission (the "Commission"):

     (a) Annual Report on Form 10-K of the Registrant for the year ended December 31, 1995, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 20, 1996, except for the audited consolidated financial statements of the Registrant and the Report of Independent Accountants appearing therein.

     (b) Consolidated financial statements of the Registrant, and the Report of Independent Accountants, appearing at pages F-3 through F-15, inclusive, of the Prospectus dated October 28, 1996 constituting part of the Registration Statement on Form S-1 (Registration No. 333-12425) of the Registrant.

     (c) Current Report on Form 8-K of the Registrant filed with the Commission pursuant to Section 13(a) of the Exchange Act on February 2, 1996.

     (d) Current Report on Form 8-K/A of the Registrant filed with the Commission pursuant to Section 13(a) of the Exchange Act on March 26, 1996.

     (e) Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act on April 26, 1996.

     (f) Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act on August 6, 1996.

     (g) Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act on November 13, 1996.

     (h) The description of the Common Stock, $.10 par value per share (the "Common Stock"), of the Registrant contained in Item 1 of the Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Exchange Act, as declared effective on September 21, 1995 (File No. 0-26688), including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified shall not be deemed to constitute a part of this Registration Statement, except as so modified. Any such statement so superseded shall not be deemed to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     David K. Meyercord, a partner in Strasburger & Price, L.L.P., counsel for the Registrant, is an Assistant Secretary of the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Registrant has broad powers to indemnify its directors, officers, employees and agents against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Amended and Restated Bylaws of the Registrant (the "Bylaws") provide that the Registrant shall indemnify its directors and officers to the full extent permitted by Delaware Law. The Bylaws also provide that rights to indemnification conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors of the Registrant, or otherwise.

     The Restated Certificate of Incorporation of the Registrant provides that, pursuant to Delaware Law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts of omissions not in good faith or involving intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the Federal securities laws.

     The United Dental Care, Inc. Amended and Restated 1989 Key Employee Stock Option Plan (the "1989 Plan") and the United Dental Care, Inc. 1995 Stock Option Plan, as amended (the "1995 Plan" and, together with the 1989 Plan, collectively the "Plans"), provide that members of the Board of Directors of the Registrant serving as members of the respective Committees administering the Plans shall be indemnified by the Registrant against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plans or any stock option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Registrant or, in the case of the 1995 Plan, by a majority of the disinterested directors of the Registrant) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that a member of the Committee is liable for gross negligence or intentional and willful misconduct in the performance of his duties as a member of the Committee; provided that within sixty (60) days of institution of any such action, suit or proceeding, such member of the Committee shall in writing offer the Registrant the opportunity, at its expense, to handle and defend the same. Such indemnification rights are in addition to all other rights to indemnification and advancement of expenses to which members of the respective Committees may otherwise be entitled.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
4.1       Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant's Form S-1 Registration
          Statement, Registration No. 33-94356).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.02 to the Registrant's Form S-1 Registration
          Statement, Registration No. 33-94356).

4.3       Specimen Common Stock Certificate (incorporated by reference to
          Exhibit 4.01 to the Registrant's Form S-1 Registration Statement,
          Registration No. 33-94356).

4.4       United Dental Care, Inc. Amended and Restated 1989 Key Employee Stock
          Option Plan (filed herewith).

4.5 United Dental Care, Inc. 1995 Stock Option Plan, as amended (filed herewith).

5.1       Opinion of Strasburger & Price, L.L.P. (filed herewith).

23.1      Consent of Price Waterhouse LLP (filed herewith).

23.2 Consent of Strasburger & Price, L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1      Power of Attorney (contained on Signature Page of this Registration
          Statement).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 20, 1997.

                                       UNITED DENTAL CARE, INC.


                                       BY: /S/ WILLIAM H. WILCOX
                                           ----------------------------
                                           WILLIAM H. WILCOX
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints Mark E. Pape such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                                       CAPACITY                                     DATE
             ---------                                       --------                                     ----
       /s/ William H. Wilcox         President, Chief Executive Officer and Director                    January 20, 1997
 ---------------------------------
         William H. Wilcox

       /s/  Mark E. Pape             Senior Vice President and Chief Financial Officer;                 January 20, 1997
 ---------------------------------   Principal Financial and Accounting Officer
            Mark E. Pape

       /s/  Jack R. Anderson         Director                                                           January 20, 1997
 ---------------------------------
          Jack R. Anderson

       /s/  George E. Bello          Director                                                           January 20, 1997
 ---------------------------------
          George E. Bello

       /s/  James Ken Newman         Director                                                           January 20, 1997
 ---------------------------------
          James Ken Newman

       /s/  William H. Longfield     Director                                                           January 20, 1997
 ---------------------------------
        William H. Longfield

       /s/  James E. Buncher         Director                                                           January 20, 1997
 ---------------------------------
          James E. Buncher

       /s/  Donald E. Steen          Director                                                           January 20, 1997
 ---------------------------------
          Donald E. Steen

       /s/  Robert J. Nettinga       Director                                                           January 20, 1997
 ---------------------------------
         Robert J. Nettinga

                               INDEX TO EXHIBITS


 EXHIBIT
   NO.                                                          DESCRIPTION
 -------                                                        -----------
 4.1               Restated Certificate of  Incorporation of the Registrant  (incorporated by reference to  Exhibit 3.01 to the Registrant's Form S-1 Registration Statement, Registration No. 33-94356).

 4.2               Amended  and Restated Bylaws  of the  Registrant (incorporated  by reference to  Exhibit 3.02  to the
                   Registrant's Form S-1 Registration Statement, Registration No. 33-94356).

 4.3               Specimen Common  Stock Certificate  (incorporated by reference  to Exhibit  4.01 to  the Registrant's
                   Form S-1 Registration Statement, Registration No. 33-94356).

 4.4               United Dental Care, Inc.  Amended and Restated 1989  Key Employee Stock Option Plan  (filed herewith).

 4.5               United Dental Care, Inc. 1995 Stock Option Plan, as amended (filed herewith).

 5.1               Opinion of Strasburger & Price, L.L.P. (filed herewith).

 23.1              Consent of Price Waterhouse LLP (filed herewith).

 23.2              Consent of Strasburger & Price, L.L.P. (included in Exhibit 5.1 to this Registration Statement).

 24.1              Power of Attorney (contained on Signature Page of this Registration Statement).